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                                                                  Exhibit 10.51

                              COLLOCATION AGREEMENT

THIS COLLOCATION AGREEMENT (the "Agreement") is made as of the 23rd day of June, 2000 (the "Effective Date") between INTERMEDIA COMMUNICATIONS INC., having an office at One Intermedia Way, Tampa, Florida 33647-1752 ("Intermedia"), and IPVoice.com, having an office at 5050 N. 19th Ave., Suite 416 Phoenix, AZ 85015 ("Customer").

                                    RECITALS

     1.   Intermedia owns or leases certain premises;
     2. Customer desires to have access to a part of Intermedia's premises in which to install and operate telecommunications equipment and cabling and to interconnect such equipment and cabling with Intermedia's telecommunications network; and,
     3. Intermedia is willing to provide to Customer, the right to utilize a part of its premises upon the terms and conditions set forth below.

                              TERMS AND CONDITIONS

     1. Right to Locate. Intermedia hereby grants to customer a non-exclusive right, subject to termination as provided herein, to locate, install, maintain, monitor, operate, replace, repair and remove (collectively "locate") certain of its telecommunications equipment (the "Equipment"), in a certain designated space (the "Space") within a designated Intermedia facility (the "Premises").

     2. Collocation Schedules. Attached to this Agreement are individual "Collocation Schedules" for each separate site where collocation will be established. Associated with each Collocation Schedule will be Facility Drawings (described in section 4 below), identified as "Exhibit 1"; and "Dispatch Labor Charges", identified as "Exhibit 2." All Collocation Schedules, upon their execution by both parties, shall be incorporated herein and shall become a part hereof. By executing a Collocation Schedule, Customer accepts the Space on an "as is, where is" basis. Nothing in this Agreement shall be deemed to obligate either party to enter into any given Collocation Schedule

     3.   Customer's Responsibilities.
     A. Customer shall arrange for the transit delivery of all Equipment to the Space at its sole cost and expense.
     B. Customer shall provide Intermedia with reasonable prior notice (not less than two (2) business days) of the actual delivery date of the Equipment.
     C. Customer shall install, operate and maintain the Equipment at its sole expense and such installation, operation and maintenance:
          (i) shall not cause harm to the Space or the Premises or any other facilities of Intermedia, or third parties;
          (ii) shall not interfere in any way with Intermedia's use or operation of the Premises or of its facilities or with the use or operation of any third party facilities;

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INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                    PAGE-1-
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          (iii) shall not physically conflict or electrically interfere with the facilities of Intermedia or third parties;
          (iv) shall be in full compliance with telecommunication industry standards, NEC and OSHA requirements, and in accordance with Intermedia's requirements and specifications.
     D. All Equipment must be mounted on racks, and using appropriate brackets, except where otherwise expressly permitted in writing by Intermedia. Customer is solely responsible for assuring that the Equipment is mounted in an efficient and appropriate manner.
     E. All cabling regardless of location, shall be tied and organized, run to the side of the rack, and labeled. Connectors must be secured in the interface socket.
     F. Customer shall be solely responsible for all costs associated with the configuration, installation, interconnection and operation of the Equipment, including without limitation, transportation related costs, and any electrical or other work which must be completed in order to interconnect the Equipment.
     G. Customer shall be solely responsible for all maintenance and repairs on the Equipment and all costs therefor. All such work, except for emergency repairs, shall be conducted only during normal business hours.
     H. Customer must provide for remote access (via modem or other means) where available, in order to administer, configure, monitor and operate the Equipment.
     I. Customer shall, at all times, comply with Intermedia's rules and regulations regarding access to its facilities, including without limitation, adequate notice before entry (not less than one business day), appropriate dress and professional conduct. Intermedia may remove any personnel of Customer not in compliance with its rules and regulations, and may prohibit access by any person at its discretion.
     J. Except as specifically set forth herein in Section 7, Customer shall utilize only Intermedia facilities and Intermedia's telecommunications network for the provision of its telecommunications services, and facilities of third parties or connections to third party facilities are prohibited. Customer agrees to maintain a minimum level of billed Intermedia services each month as specified in each Collocation Schedule. Rack or cabinet charges and/or pass through service charges from LECs or other providers do not count towards the minimum. Any party seeking to install any such facility or connection without the express written authorization of Intermedia, shall be denied entry to the Space.

     4.   Approvals.
     A. Customer shall submit to Intermedia, architectural and engineering drawings ("Facility Drawings") indicating the proposed installation for approval, and including all building construction and electrical requirements. Customer may not perform any construction or install any Equipment without written approval from Intermedia. Intermedia reserves the right to accept or reject Customer's design at its sole discretion. All costs of design work shall be Customer's responsibility.
     B. Intermedia shall inspect the completed installation and must approve same before Customer is allowed to utilize the Equipment for any reason. Any installations that do not comply with the approved Facility Drawings will be subject to rejection by Intermedia. Intermedia also reserves the right to order reasonable modifications to any installations.

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INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                   PAGE -2-
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     C.   Customer is solely responsible for obtaining any and all necessary building permits or other authorizations required for collocation of its Equipment, and Customer shall not permit any lien or other encumbrance to attach to the Premises as a result of the collocation of its Equipment hereunder, and shall indemnify and hold harmless, Intermedia, from and against any costs or liabilities arising from the placement and/or removal of any such lien or encumbrance.

     5.   Term and Termination.
     A. The minimum mandatory term of service of each Collocation Schedule shall be set forth in each Collocation Schedule and the term shall commence on the first day the Space is made available by Intermedia (the "Commencement Date"). The term shall remain in effect, unless sooner terminated in accordance with the provisions of this Agreement, and shall automatically renew on a month-to-month basis, terminable on thirty (30) days notice by either party for any or no reason, upon expiration of the minimum mandatory term of service.
This Agreement shall terminate upon expiration or termination of the last Collocation Schedule executed hereunder.
     B. Either party shall have the right to terminate this Agreement or any given Collocation Schedule without further liability, at any time without cause, by giving at least one hundred eighty (180) days prior written notice to the other party; provided however, Intermedia may terminate this Agreement or any Collocation Schedule without notice in the event: (i) an act of God or other occurrence beyond its reasonable control prevents it from reasonably complying with its obligations hereunder or under the Collocation Schedule;
(ii) it is forced to vacate the Premises for any reason; (iii) compliance with the terms of this Agreement or of a Collocation Schedule is deemed unlawful or is otherwise prohibited by the establishment of law or regulation or order of a court or regulatory body having jurisdiction over such matters; or (iv)
Customer is subject to any proceedings, whether voluntary or involuntary, regarding insolvency, bankruptcy, an assignment for the benefit of creditors, or the appointment of a trustee or receiver, or any similar event.
     C. Following termination of this Agreement as permitted hereunder, neither party shall have any further liability to the other except that Customer shall be liable for payments due and owing hereunder as of the date of termination.
     D. The Equipment is and shall remain the personal property of Customer notwithstanding the fact that it may be affixed or attached to the Premises. Upon termination of this Agreement or the applicable Collocation Schedule, all Equipment shall be removed by Customer within five (5) business days. Any Equipment not removed within such time shall be deemed abandoned, and may be stored by Intermedia in the manner of its choosing. All costs of removal and storage incurred by Intermedia in accordance with this provision shall be paid by Customer prior to release of the Equipment to its care and custody. Any Equipment not claimed within sixty (60) days of termination may be sold by Intermedia in the manner of its choosing and any proceeds of such sale shall first be applied to amounts owed under this Agreement, and then to pay for costs of removal and storage and/or to reimburse Intermedia for any such costs it has paid. Any proceeds remaining from such sale after payment of said costs shall be paid to Customer upon written request. Intermedia shall make reasonable attempt to notify Customer of any sale of Equipment. Intermedia shall not, under any circumstances, be responsible for any damage resulting from removal of Equipment, whether by Intermedia or Customer.

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Intermedia Communications Inc.                                  CONFIDENTIAL
Collocation Agreement                                               Page -3-

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     E.   Upon the giving of thirty (30) days advance notice to Customer,
Intermedia may require Customer to relocate the Equipment to other space within the Premises. In such event, Intermedia shall pay its own costs of such relocation, and shall reimburse Customer for its reasonable costs, if any, related to such relocation.

     6.   Payments.
     A. Customer shall pay to Intermedia monthly in advance, the Monthly Recurring Charges (MRCs) specified in each individual Collocation Schedule beginning on the Commencement Date thereof and continuing on the first day of each calendar month thereafter throughout the term of this Agreement. Time and material charges for installation, operations, maintenance and other support services provided by Intermedia will be included in the regular monthly invoice or billed separately at Intermedia's discretion. Such services will be charged at the rates specified in the Collocation Schedule. In the event that the Commencement Date or the termination date of this Agreement are not on the first day of the month, then the fees for such month shall be pro-rated based upon a thirty (30) day month.

     B. One Time Charges are due upon signature of this Agreement. Monthly Recurring Charges are due on or before the first day of each month. Charges not paid when due shall be subject to an interest charge of one-and-one-half percent (1 1/2%) per month of the amount due after thirty (30) days. Recurring charges for the first month shall be pro-rated if necessary.

     C. Charges for utility service (electricity, etc.) shall be included in the regular monthly invoices and paid monthly by Customer.

     7.   Non-Intermedia Services; Off-Net Services
     A. Customer may employ non-Intermedia services only when such services (or reasonable substitute services) are not offered by Intermedia. Any Space that is located at a site not connected to Intermedia owned (or resold) fiber-optic telecommunications facilities shall be deemed an "Off-Net" location for purposes of this Agreement.

     B. Use of any third party-provided services, including without limitation, private line services connecting to any Off-Net location, are subject to approval by Intermedia, at Intermedia's sole discretion. Such decision may be based in whole or in part on the following factors: (a) Customer's intended use of the desired service; (b) Customer's creditworthiness and payment history; (c) the amount of Intermedia services revenue generated or projected to be generated by Customer's use of the Space; and (d) other business reasons at Intermedia's discretion.

     C. Customer must provide reasonably adequate prior written notice (not less than sixty (60) days in any case) of its desire to employ any third party services. Such notice must include relevant technical specifications and desired term of service. Intermedia will provide written notice of its decision whether to allow Customer to employ third party service. Included in such notice will be a description of any conditions Intermedia may reasonably require of Customer before or concurrent with installation of the service.

     D. Third party services, upon approval, will be ordered and arranged by Intermedia. Charges for such services shall be included in Intermedia's regular monthly invoices issued to Customer. Such charges shall include all third party charges passed-through, plus any applicable Intermedia connection or installation charges that are agreed upon by Customer in advance. Such charges may include, without limitation, any costs


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INTERMEDIA COMMUNICATIONS INC.                                     CONFIDENTIAL
COLLOCATION AGREEMENT                                                  PAGE -4-
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incurred in modifying or adding facilities or equipment, or obtaining landlord or other approvals for the installation of the services. Customer shall be responsible for compliance with all applicable contractual terms and provisions governing the services.
     E. Intermedia shall not be responsible, in any manner, for Customer's use of any third party facilities, and Customer shall indemnify and hold harmless, Intermedia, from and against any claims or allegations of any third party arising from Customer's use of such facilities. In addition, Intermedia shall not be responsible, in any manner, to Customer for any failure(s) of any third party services, and Intermedia's sole responsibility in case of any such failure(s) shall be to reasonably assist Customer in obtaining relief from and repair of such failure(s). Furthermore, Intermedia is not responsible for the availability (or lack thereof) of any third party services, and lack of availability shall not be grounds for any contractual relief whatsoever under this Agreement.

     8.  Default; Indemnification.
     A. In the event of failure of either Party to comply with any material obligation of this Agreement, the other Party shall have the right to terminate this Agreement upon thirty (30) days advance notice in writing, specifying the default complained of. At the expiration of said 30 days, unless the Party in default shall have cured or diligently commenced to cure, its default, the other Party shall have the right at its election to terminate this Agreement forthwith.
     B. Customer shall indemnify and hold harmless Intermedia, its agents, contractors, officers, directors and employees from and against any and all claims, causes or damages, including injury or death to persons (including claims from employees of Customer), or damage to property, both real and personal, which may arise out of: (i) the presence of Customer's Equipment, employees, contractors or agents at the Premises or in the Space; (ii) the installation or removal of the Equipment from the Space; (iii) any inherent defects in the Equipment; and (iv) the negligent or intentional acts or omissions of Customer, its agents, employees or contractors.

     9.  Insurance; Limitation of Liability.

     Intermedia provides no insurance coverage whatsoever for loss or damage to any of the Equipment housed at its facility. Any such insurance coverage desired or required by Customer shall be the sole responsibility thereof. Furthermore, Intermedia shall not be responsible for loss or damage to Customer's equipment regardless of how such loss or damage was caused, except for gross negligence or willful misconduct by an employee, agent or representative of Intermedia (not affiliated in any way with Customer).

     IN NO EVENT SHALL INTERMEDIA BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES OF CUSTOMER OR ANY THIRD PARTY, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN ANY FACILITY PROVIDED OR ARRANGED FOR CUSTOMER, OR THE PROVISION OF ANY SERVICE UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE FURNISHING OF SPACE, OR FOR ANY OTHER CAUSE WHATSOEVER, AND WHETHER PRIOR NOTICE OF THE POSSIBILITY OF SUCH DAMAGES TO INTERMEDIA HAS BEEN GIVEN.

Intermedia Communications Inc.                                      CONFIDENTIAL
Collocation Agreement                                               Page -5-

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     INTERMEDIA HEREBY EXPRESSLY EXCLUDES AND DISCLAIMS ANY EXPRESS OR IMPLIED
WARRANTIES WITH RESPECT TO ANY SERVICES, FACILITIES OR SPACE PROVIDED OR ARRANGED FOR CUSTOMER BY INTERMEDIA, INCLUDING BUT NOT LIMITED TO EQUIPMENT HOUSING, ELECTRICAL SUPPLY OR TELECOMMUNICATIONS INTERCONNECTIONS.

     Customer shall defend and indemnify Intermedia from any claims, liabilities, losses, costs, or damages, including reasonable attorneys' fees and costs, arising out of any transmission by Customer or any third party authorized by Customer to utilize the equipment, that is libelous, slanderous, an infringement of copyright, or which is otherwise illegal.

     Customer will obtain and maintain, during the term of this Agreement and any Collocation Schedule, insurance of the kinds and in the minimum amounts specified below, or in amounts required by law, whichever is greater. Intermedia may terminate this Agreement or any Collocation Schedule without further notice in the event Customer fails to comply with requirements of this section 9.

     A. Worker's Compensation Insurance affording protection in accordance with the Worker's Compensation Law of the State(s) in which the services are to be performed.

     B. Comprehensive General Liability Insurance in amounts not less than $2,000,000 per occurrence with an annual aggregate of not less than $1,000,000 for bodily injury and $1,000,000 for property damage. Such insurance must include coverage for liability assumed under this Agreement or any Collocation Schedule, completed operations coverage and damage to the property of others in the care, custody or control of the insured.

     C. Such insurance policies shall, without limitation, cover claims resulting from the operations of subcontractors and Customer shall require any and all subcontractors to procure and maintain in good standing the same types of insurance required by Customer.

     D. Property and liability policies to be carried by Customer under this Agreement shall name Intermedia as an additional insured. A certificate of such insurance shall be delivered to Intermedia within ten (10) days after execution of this Agreement by Customer. Renewals thereof shall be delivered to Intermedia at a minimum of ten (10) days prior to the expiration of any such policies. Each policy shall contain an agreement by the insurer that the insurer will endeavor to provide Intermedia notice of any cancellation or decrease in coverage of such policy upon thirty (30) days prior notice to Intermedia.

     10.  Force Majeure.      Neither party shall be deemed liable in any
respect (except to pay amounts due for services previously rendered) to the other for any delay, interruption or failure in performance hereunder resulting from causes beyond its reasonable control, including without limitation: fire, flood, water, the elements, explosions, acts of God, war, accidents, labor disputes, strikes, shortages of equipment or suppliers, failure of operational environment (including without limitation, electrical utilities or air conditioning), unavailability of transportation or other similar cause. In such cases, either party shall have the right to terminate this Agreement or any affected Collocation Schedule for any such cause that is not removed within thirty (30) days of its first affecting

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INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                   PAGE -6-
performance hereunder. This provision shall not prevent either party from being liable for a breach of its obligations hereunder, except if such party has acted reasonably diligently to remove the cause preventing its performance.

     11. Other Provisions.

     A. Governing Law; Jurisdiction: This Agreement shall be governed by,construed applied and enforced in accordance with the internal laws of the State of Florida, except that no doctrine of choice of laws shall be used to apply any law other than that of Florida, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, be interposed in any action hereon. The parties hereto expressly agree that any action, suit or other proceeding brought by either party hereunder against the other arising out of this Agreement shall be brought and maintained in those federal or state courts located within Hillsborough County, Florida and Customer and Intermedia hereby submit to the personal jurisdiction of those federal and state courts.

     B. Assignment: Neither party may assign, sell or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party; provided however, Intermedia may assign its rights and obligations to an affiliate or pursuant to a sale of all or substantially all of its assets.

     C. Remedies Cumulative: The remedies provided in this Agreement shall be cumulative, and the assertion by either party of any right or remedy shall not preclude the assertion by such party of any other rights of the seeking of any other remedies, including the recovery of damages.

     D. Entire Agreement; Amendments: This Agreement represents the entire agreement between Customer and Intermedia and supersedes any prior or contemporaneous understanding or agreement with respect to the subject matter hereof. Any amendment of the terms hereof shall not be valid unless reduced to a writing signed by both parties.

     E. Separability: The parties agree that each provision of this Agreement shall be treated as a separate and independent clause, and the invalidity or unenforceability of any one clause shall in no manner affect the validity or enforceability of any of the other clauses hereof. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the extent compatible with the applicable law as it shall then be in effect.

     F. Counterparts: This Agreement may be executed in any number of counterparts, some of which may be photocopies and all of which taken together shall constitute one and the same instrument.

     G. Not a Lease. Customer understands and agrees that it is not a tenant of Intermedia, and that this Agreement is not a lease and is not intended to, and shall not be deemed to, grant Customer any property rights in the Space. In the event, however, that this Agreement is construed by the owner of the Building in which the Premises are located to be such a grant, Customer agrees to either enter into an agreement with the owner of the Building, or to promptly remove the Equipment, and that Intermedia shall have no further


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INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                    Page-7-
liability to Customer in such case. Customer further understands and agrees that it may not sublet or resell any of the Space, or otherwise make it available to any third party.

     H. Notices: All notices, demands, consents, requests and approvals given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

     If to Intermedia:                       If to Customer:
     Intermedia Communications Inc.          IPVoice.Com
     Mail Code FLT-HQ5                       5050 N. 19th Avenue
     One Intermedia Way                      Suite 416
     Tampa, Florida 33647-1752               Phoenix, AZ 85015
     Attn: Contract Administration           Attn: Bud Bowman, EVP

     I. Headings: The headings and section titles in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any article or provision hereof.

     By their authorized signatures below, the parties hereto have signed and executed this Agreement effective on the date first written above.

     IPVOICE.COM




INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                   PAGE -8-

     I. Headings: The headings and section titles in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any article or provision hereof.


     By their authorized signatures below, the parties hereto have signed and executed this Agreement effective on the date first written above.

     IPVOICE.COM

     By: /s/ H.R. Bowman

     Name:   H.R. Bowman

     Title: EVP Operations


     INTERMEDIA COMMUNICATIONS INC.

     By: /s/ Guy Miller

     Name:   Guy Miller

     Title: Dir - Local Transport


INTERMEDIA COMMUNICATIONS INC.                                      CONFIDENTIAL
COLLOCATION AGREEMENT                                                   PAGE -8-
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COLLOCATION SCHEDULE A

This Collocation Schedule is effective for the designation Collocation Site as of this date, June 6, 2000, and is subject to all terms and conditions of the master Collocation Agreement executive between INTERMEDIA and IPVoice.Com on June 6, 2000. Customer commits to maintain a minimum Three Thousand ($3,000.00) per month per rack or cabinet in associated Intermedia Services. Rack or cabinet charges and any authorized Pass Through services from LEC or other providers do not count towards the minimum.

1)   Address of Collocation Site:
     1921 NW 87th Ave., Miami, FL 33172

2)   Type of Collocation:
     Cabinets  1
     Racks     0

3)   Monthly Collocation Recurring Fees
     $525 per Cabinet

4)   Additional Monthly Collocation Fees (NONE)

5)   Collocation Non-Recurring Fees     $1500

6)   Technical Support Level Chosen [X] Standard [ ] Optional [ ] Custom

7) Escort Services. Escort Service is [ ] Required [X] Optional each time Customer obtains access to this collocation facility.

8)   Requested Service Date   July 15 or soonest possible

9)   Minimum Term        3 Yr.

10)  Renewal Period      1 year

11) Exhibits to this Schedule depict the actual collocation facilities, work tasks and applicable special terms and conditions and dispatch labor charges and collectively are contained within the framework of this agreement.


IPVOICE.COM                                  INTERMEDIA COMMUNICATIONS INC.:


By /s/ H.R. Bowman                           By /s/  Guy Miller
   -----------------------                      -----------------------

Date 6/14/00                                 Date 6/23/00
     ---------------------                        ---------------------

EXHIBIT 1 To COLLOCATION SCHEDULE A

FACILITY DRAWINGS
(to be attached)

EXHIBIT 2 To COLLOCATION SCHEDULE A


General Description of INTERMEDIA Work Tasks:








General Description of Customer Work Tasks:






Special Terms and Conditions:

     Facilities collocation customer must:

     -  Adhere to INTERMEDIA facilities interconnection policies,
     - Furnish INTERMEDIA with a one year forecast of space power and entrance facility requirement,
     - Give 24 hour prior notification to INTERMEDIA for escorted location access (except in emergency situations),
     - Have equipment which conforms to INTERMEDIA equipment installation procedures,
     - Negotiate with Telco or other vendors for the provision of inside wire when required,
     - Give ten (10) working days prior notification to INTERMEDIA of dates for equipment shipment to either existing or new locations,
     - Ensure that all customer equipment shipped to the location must require inside delivery and be clearly labeled and contain all necessary documentation (INTERMEDIA does not have available the necessary equipment to move large items),
     - Alert the technical staff when a visual inspection is required and provide direction to the staff who are performing routine technical assistance,
     -  Provide their own rack-mounted AC power back-up (where desired),
     - Make a conscious decision on the option of locking cabinets and open racks, and
     -  Understand that agreements are coterminous.

EXHIBIT 3 TO COLLOCATION SCHEDULE A

Dispatch Labor Charges

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Standard Technical Support            Part of standard facilities collocation
                                      service at manned sites (4 Hour maximum,
                                      then $85/Hr.)
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Optional Technical Support            $85/Hr. (4 Hour Minimum @ Unmanned Sites)
--------------------------------------------------------------------------------

Customized Technical Support          $100/Hr. (4 Hour Minimum @ Unmanned Sites)
--------------------------------------------------------------------------------

Technical Support

INTERMEDIA offers three levels of technical support services for its facilities collocation customers. This support is only available at manned sites. Manned sites are defined as INTERMEDIA COs where technical support personnel work on a full time basis and/or are available for after hours support. A standard level of technical support is provided with the facilities collocation service. OPTIONAL OR CUSTOM LEVELS OF SUPPORT MUST BE REQUESTED AT THE TIME OF ORDERING. SPECIFICS OF THE SUPPORT PROVIDED ARE NEGOTIABLE.

Any requested technical support services which exceed the normal levels of service are charged in addition to the base facilities collocation cost. A field service authorization form must be signed by the customer to verify hours for billing the customer for all of the service levels.

STANDARD TECHNICAL SUPPORT:
The standard facilities collocation service includes the visual inspection of customer equipment during the normal work week of Monday through Friday and normal business hours of 8:30 AM to 5:30 PM (AT MANNED SITES ONLY). This level of support excludes all INTERMEDIA designated holidays and unmanned sites. The customer must request visual inspection, however, because INTERMEDIA will not proactively monitor the customers' equipment. Upon receiving such a request, the INTERMEDIA technician will, per the customer's instruction, visually inspect the equipment and promptly report the results back to the customer. A visual inspection can quickly pinpoint a system problem based on status indicators commonly located on the front panel of the customer's equipment. At the customer's specific request, INTERMEDIA will also reboot the equipment for the customer.

TECHNICAL SUPPORT PLUS:
Technical Support Plus services provide an added level of routine test assistance to facilities collocation customers during normal business hours. As with standard support, INTERMEDIA performs Technical Support Plus under the customer's direction. This more specialized assistance requires that INTERMEDIA technicians obtain a working knowledge of the customer's equipment and its operational characteristics. INTERMEDIA can only obtain this level of customer equipment knowledge from equipment documentation provided by the customer and physical demonstration of actions to be performed. Technical Support Plus is an optional feature which is billed in hourly increments and limited to card change outs, rebooting and swapping cables.

CUSTOMIZED TECHNICAL SUPPORT:
INTERMEDIA can provide customized levels of technical support on an individual case basis during normal business hours. The customer must uniquely define the required support in a statement of work for each location where required. INTERMEDIA cannot change-out equipment chip sets, software rev levels, or exchange equipment. Some of the technical support activities INTERMEDIA can perform for the customer includes:

- INTERMEDIA installation, operation and maintenance of specific customer equipment,

- INTERMEDIA build out and monitoring of special power requirements equipment, and

-  INTERMEDIA limited repair services for specific equipment.

Each statement of work must define in great detail the responsibilities of both INTERMEDIA and the customer. This definition must include who will perform which part or all of the work and detail the upfront and recurring charges. The specific level of technical support required in respective installation, operation, or maintenance activities must be detailed for each piece of equipment. These details must also address the level of specialized training required by INTERMEDIA technical staff. The customer must provide INTERMEDIA with 48 hour notification for contracted but non-scheduled work including joint access to the equipment with the customer. A four hour minimum is required on call outs of INTERMEDIA personnel at the standard service rate. INTERMEDIA assumes no liability with the performance of its maintenance services.